Exhibit 99.1

For Immediate Release

Contact:	Greg Hudgison External Communications Manager (706) 644-0528

Synovus Completes Redemption of TARP Funds

July 26, 2013, Columbus, GA– Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company, today announced that it has completed its exit from the Troubled Asset Relief Program (“TARP”) through redemption of $968 million of the company’s Series A preferred stock issued to the U.S. Treasury through the Capital Purchase Program.

Over two-thirds of the TARP redemption was funded by internally available funds (including a $680 million dividend from the company’s wholly-owned subsidiary, Synovus Bank). The balance of the redemption was funded by net proceeds from the recently completed $185 million common stock offering and $130 million preferred stock offering.

“The events of the past week are huge for our company, including three ratings agency upgrades, two successful capital offerings, and now the exit from TARP,” said Kessel Stelling, Chairman and CEO of Synovus. “Our company is stronger, our team is energized, and we can now intensify our focus on customers.”

Synovus is a financial services company with approximately $27 billion in assets based in Columbus, Georgia. Synovus’ divisions provide commercial and retail banking, investment, and mortgage services to customers through 29 locally branded divisions, 280 offices, and more than 400 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. See Synovus on the web at www.synovus.com, and follow us on twitter @synovusbank. Equal Housing Lender

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “intends,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, those statements regarding the impact of the TARP redemption and the assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.